Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2017 Inducement Plan, as amended and restated, of our report dated March 6, 2019, with respect to the consolidated financial statements of Adverum Biotechnologies, Inc. for the year ended December 31, 2018 included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

August 8, 2019